Exhibit 10.63

                            CONSULTING AGREEMENT
                          WITH JOHN DEAN HARPER, ESQ.



      This consulting agreement ("Consulting Agreement") is made as of this 30th day of June, 2003, by and between John Dean Harper, Esq., 1250 S. Burnham, Suite 212, Las Vegas, NV 89104, (referred to herein as the "Consultant") and Trezac International Corporation, 1240 South Parker Road, Suite 203, Denver,
CO 80231; (referred to herein as the "Company"), with John Dean Harper, Esq. (referred to herein as the "Consultant") and Company collectively sometimes herein referred to as the "Parties". The Parties hereto, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

      WHEREAS, the Company is a fully reporting company whose securities are traded on the Over-the-Counter Bulletin Board under the ticker symbol "TREZ"; and

      WHEREAS, and the Consultant is an attorney who is in the business of consulting with private and public companies regarding issues of business development;

      WHEREAS, the Company wishes to retain John Dean Harper, Esq. as a non-exclusive corporate legal consultant; and


      IT IS, THEREFORE agreed that:

1. Services. The Company shall retain John Dean Harper, Esq. to provide assistance in the preparation, organization and drafting of corporate materials. Without limiting the generality of the foregoing, the Consultant will also assist the Company in developing and assisting in matters of corporate strategy and discussions pertaining thereof.

    The Company understands that any and all suggestions, opinions or advice given to the Company by the Consultant are advisory only and the ultimate responsibility, liability and decision regarding any action(s) taken or filings made lies solely with the Company and not with the Consultant.

2. Term. The term of this Consulting Agreement shall be for a period of twelve months, with a renewal option of an additional twelve months from the signing of this agreement, based on the mutual consent of both parties.

3. Compensation. As consideration for the services provided by Consultant, the Company shall pay to Consultant the following:

As compensation for entering into this Consulting Agreement and for services rendered over the Term, John Dean Harper, Esq. shall be granted three hundred thousand (300,000) shares of the Company's common stock, par value $0.0001 per share.

The Company hereby agrees to register the shares of common stock underlying the above referenced common stock on a Form S-8 registration statement. The shares of common stock to be issued to Consultant shall be duly authorized and validly issued, fully paid and unassessable, free of liens, encumbrances and restrictions on transfer, and shall be issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended, and any relevant state securities laws or pursuant to valid exemptions therefrom.

4. Independent Contractor. Consultant's relationship with the Company will be that of an independent contractor and not an employee. Consultant will not be eligible for any employee benefits, nor will the Company make deductions from consideration paid to Consultant for taxes, all of which will be Consultant's responsibility. Consultant will have no authority to enter into agreements that bind Company or create obligations on the part of the Company without the prior written authorization of the Company.

5. Company's Representations. Warranties and Covenants. As of the effective date, the Company hereby represents, warrants and covenants to Consultant as follows:

(a) The Company is a duly organized corporation validly existing under the laws of the State of Texas and has full power and authority to perform its obligations under this Consulting Agreement.

(b) The execution and delivery of this agreement by the Company has been duly authorized by all requisite corporate actions and proceedings, and this Consulting Agreement constitutes the legal, valid and binding obligation of the Company. Neither the execution and delivery of this Consulting Agreement by the Company nor the consummation of the transactions contemplated hereby do or would after the giving of notice or the lapse of time or both, (i) conflict with, result in a breach of, constitute a default under, or violate the Articles of Incorporation or the Bylaws of the Company; or (ii) conflict with, result in a breach of, constitute a default under, or violate any federal, state, or local law, statute, rule, regulation, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court, except for conflicts, breaches, defaults or violations which individually or in the aggregate would not have a material adverse effect; or (iii) requires any further consent from any person or entity which has not already been received, including without limitation any shareholder, Board of Director, or lender approvals.

(c) The Company's Board of Directors have authorized this Consulting Agreement for consideration consisting in this Consulting Agreement and the services to be provided hereunder. The Company's Board of Directors has determined that the consideration received for the services provided in this Consulting Agreement are adequate. In rendering its Services, Consultant will be using and relying on the information supplied to it by the Company without independent verification thereof or independent appraisal of any of the Company's business. The Company hereby represents that all information made available to Consultant by the Company will be complete and correct in all material respects and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made.

(d) The individual executing and delivering this Consulting Agreement on Company's behalf has been duly authorized to do so, the signature of such individual is binding upon the Company under the laws of the jurisdiction in Nevada.

(e) This Consulting Agreement when duly executed and delivered (subject to its execution by Consultant) it constitutes a valid and binding agreement of the Consultant enforceable in accordance with its terms against the Company, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

6. Survival of Representations, Warranties and Covenants. This Consulting Agreement and the representations, warranties, covenants and other agreements (however characterized or described) by both parties hereto and contained herein or made pursuant to the provisions hereof shall survive the execution and delivery of this agreement and any inspection or investigation made at any time with respect to any thereof until any and all monies, payments, obligations and liabilities which either party hereto shall have made, incurred or become liable for pursuant to the terms of this Consulting Agreement shall have been paid in full.

7. The Company's Indemnification Obligation. The Company agrees that it will indemnify and hold harmless Consultant, its officers, directors, employees, agents and controlling persons from and against any and all losses, claims, damages, liabilities and expenses, joint or several (including all reasonable fees of counsel), caused by or arising out of (a) the Company's breach of any covenant or representation hereunder, or (b) Consultant acting for the Company pursuant to this Consulting Agreement, including, without limitation, (i) actions taken or admitted to be taken by the Company or any persons acting together or in concert with the Company (including any untrue statements made or admitted to be made) or (ii) actions taken or admitted to be taken by any of the indemnified persons set forth above with the consent of or in conformity with actions taken or admitted to be taken by the Company or any persons acting together or in concert with the Company; provided, however, that the Company will not be liable under this Section to the extent that any loss, claim, damages, liability or expense is found to have resulted from Consultant's gross negligence or willful misconduct.


8.  Miscellaneous.

(a) Amendments and Waivers. No term of this Consulting Agreement may be amended or waived except with the written consent of the parties.

(b) Entire Agreement. This Consulting Agreement constitutes the entire agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof

(c) Notices. Any notice required or permitted by this agreement shall be in writing and shall be (i) delivered personally, (ii) sent by certified or registered mail, postage prepaid, return receipt requested, (iii) delivered by a nationally-recognized delivery service (such as Federal Express or UPS), or (iv) faxed, addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice. Notices shall be deemed communicated upon receipt if personally delivered, delivered by a nationally-recognized delivery service or faxed (with a written confirmation of facsimile transmission), or five
     (5) days after posting if sent by certified mail.

(d) Choice of Law. This Consulting Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. This Consulting Agreement shall be construed according to the laws of the State of Nevada, the parties submit themselves to the exclusive jurisdiction of the Courts of the State of Nevada in the event of any dispute.

(e) Severability. If one or more provisions of this Consulting Agreement are held to be unenforceable under the applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Consulting Agreement, (ii) the balance of the Consulting Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Consulting Agreement shall be enforceable in accordance with its terms.

(f) Counterparts. This Consulting Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Consulting Agreement as of June 30, 2003

TREZAC INTERNATIONAL CORPORATION            Consultant
(The Company)

By: /s/ Paul Taylor                         By: /s/ John Dean Harper
-------------------------------             ----------------------------
Paul Taylor                                 John Dean Harper, Esq.
President                                   Attorney at Law

Fax Number: 561-892-0403                    Fax Number: 702-384-2261